Registration No. 33-66938
                                                                Rule 424(b)(3)

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 14, 1994


              Merrill Lynch Home Equity Acceptance, Inc., Seller
                   Subordinate Mortgage Backed Certificates,
                        Series 1994A, Class A-1 and A-2

                       MERRILL LYNCH CREDIT CORPORATION
                                Master Servicer
      -----------------------------------------------------------------

     On January 18, 1994, Subordinate Mortgage Backed Certificates, Series 1994A, Class A-1 and A-2 (the "Class A Certificates") were issued in an approximate original aggregate principal amount of $103,636,222. The Class A Certificates represented beneficial interests of approximately 77.7% in the Trust Fund comprised of certain subordinate mortgage pass-through certificates issued pursuant to separate pooling and servicing agreements each by and among Merrill Lynch Home Equity Acceptance, Inc., as seller, Merrill Lynch Credit Corporation, as master servicer, and Bankers Trust Company of California, N.A., as trustee. This Prospectus Supplement to the above-referenced Prospectus (the "Prospectus") supplements and updates certain of the information set forth in the Prospectus. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus.

     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Prime First and Fixed Rate Mortgage Loans--Delinquency and Loan Loss Experience" on page 66 of the Prospectus are hereby updated, in their entirety, as follows:

                                                               PRIMEFIRST(R) LOAN DELINQUENCY EXPERIENCE
                                                                          (Dollars in Thousands)

                                           December 31, 1998            December 31, 1997            December 31, 1996
                                      -------------------------    -------------------------    -------------------------
                                        Number of                    Number of                    Number of
                                       PrimeFirst     Principal     PrimeFirst     Principal     PrimeFirst     Principal
                                          Loans        Amount         Loans         Amount         Loans         Amount
                                      -----------     ---------    -----------     ---------    -----------     ---------
PrimeFirst Loans
  Outstanding......................     11,263        $4,408,862       14,159     $5,302,950      11,054      $4,331,131
Delinquency Period
  30-59 Days.......................        184          $ 77,751          183       $ 66,254         180        $ 84,297
  60-89 Days.......................         26             9,815           26         18,544          19           6,583
  90 Days or More*.................         34            23,664           24         18,072          29          27,590
                                        ------         ---------       ------       --------      ------          ------
     Total Delinquency.............        244           111,230          233       $102,870         228        $118,470
                                        ======         =========       ======       ========      ======        ========
Delinquencies as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding......................      2.17%             2.52%        1.65%          1.94%       2.06%           2.74%

Foreclosures.......................         47          $ 43,681           39       $ 47,396          29        $ 39,100

Foreclosures as Percent
  of Number of PrimeFirst
  Loans and Principal Amount
  Outstanding......................      0.42%             0.99%        0.28%          0.89%       0.26%           0.90%


----------------
*  Does not include loans subject to bankruptcy proceedings.



                                                                         PRIMEFIRST(R) LOAN LOSS EXPERIENCE
                                                                               (Dollars in Thousands)

                                                               Year Ended            Year Ended           Year Ended
                                                           December 31, 1998     December 31, 1997     December 31, 1996
                                                           -----------------     -----------------     -----------------
Average Principal Balance of PrimeFirst Loan
  Portfolio...........................................          $4,855,906           $4,817,041            $3,933,946
Average Number of PrimeFirst Loans Outstanding
  During the Period...................................              12,711               12,607                 9,663

Gross Charge-offs.....................................          $    4,030           $    5,363            $    6,157
Recoveries............................................          $        2           $       99            $        0
                                                                ----------           ----------            ----------
Net Charge-offs.......................................          $    4,028           $    5,264            $    6,157
                                                                ==========           ==========            ==========
Net Charge-offs as a Percent of Average
  Principal Balance Outstanding.......................               0.08%                0.11%                 0.16%



     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs--Delinquency and Loan Loss Experience" on page 69 and 70 of the Prospectus are hereby updated, in their entirety, as follows:




                                                     Revolving Credit Line Loan Delinquency Experience
                                                                         (Dollars in Thousands)

                                                                        As of December 31,
                                     ---------------------------------------------------------------------------------------
                                       1993           1994         1995          1996             1997             1998
                                    ----------- ------------- ------------   ------------     ------------    --------------
Number of revolving credit
  line loans serviced.............      13,839        15,598          25,056         28,368          31,395         30,571
Aggregate loan balance of
  revolving credit line
  loans serviced..................  $1,037,427    $1,079,693      $1,293,483     $1,353,800      $1,387,217      $1,191,938
Loan balance of revolving
  credit line loans 2 months
  delinquent......................     $ 5,161       $ 5,358         $ 8,447        $ 8,292         $ 5,450        $  6,634
Loan balance of revolving
  credit line loans 3 months
  or more delinquent..............    $ 17,508      $ 22,989        $ 33,763       $ 39,508        $ 44,104        $ 31,348
Total of 2 months or more
  delinquent as a percentage
  of aggregate loan balance of
  revolving credit line loans.....       2.19%         2.63%           3.26%          3.53%           3.57%           3.19%




                                                               Revolving Credit Line Loan Loss Experience
                                                                         (Dollars in Thousands)

                                                                                          As of December 31,
                                   -------------------------------------------------------------------------------------------
                                         1993            1994          1995             1996              1997          1998
                                   ---------------   -------------  ------------   ------------      ------------  ------------
Number of revolving credit                13,839           15,598        25,056           28,368            31,395         30,571
  line loans serviced...........
Aggregate loan balance of             $1,037,427       $1,079,693    $1,293,483       $1,353,800        $1,387,217      1,191,938
  revolving credit line
  loans serviced................
For the Period:                          $ 3,153          $ 1,118       $ 3,700          $ 1,860           $ 4,269       $  2,756
  Gross Charge-offs
    dollars.....................
  Percentage(1).................           0.30%            0.10%         0.29%            0.14%             0.31%          0.23%

-------------
(1)   As a percentage of aggregate balance of revolving credit line loans serviced.


     The first two tables set forth after the first paragraph under the heading "MLCC and its Mortgage Programs-Dime Revolving Credit
Loans-Delinquency and Loan Loss Experience" on pages 75 and 76 of the Prospectus are hereby updated, in their entirety, as follows:


                                                      Dime Portfolio Delinquency Experience
                                                              (Dollars in Thousands)

                                                                                                As of December 31,
                                                                 -----------------------------------------------------------------
                                                                      1995               1996              1997            1998
                                                                 ---------------    ---------------   ---------------- -----------
Number of revolving credit line loans serviced...........            3,919              3,356             2,758           2,043
Aggregate loan balance of revolving credit
  line loans serviced....................................         $200,367           $163,241          $128,391        $ 86,179
Loan balance of revolving credit line loans
  2 months delinquent....................................          $ 1,000            $ 1,039             $ 809        $  2,307
Loan balance of revolving credit line loans
  3 months or more delinquent............................          $ 2,885            $ 3,145           $ 3,589        $  2,918
Total of 2 months or more delinquent as a
  percentage of aggregate loan balance of
  revolving credit line loans............................            1.94%              2.56%             3.42%           6.06%



                                                          Dime Portfolio Loss Experience
                                                              (Dollars in Thousands)

                                                                       As of December 31,
                                                       --------------------------------------------------------------
                                                           1995            1996              1997             1998
                                                        ----------       ---------         ---------        ---------
As of end of Period:
     Number of revolving credit line loans
     serviced........................................        3,919            3,356             2,758            2,043
     Aggregate loan balance of revolving credit
     line loans serviced.............................     $200,367         $163,241          $128,391          $86,179
For the Period:
     Gross charge-offs dollars.......................        $  95            $ 327             $ 130           $  174
     Percentage(1)...................................        0.05%            0.20%             0.10%            0.20%

--------------
(1) As a percentage of aggregate balance of Mortgage Loans serviced.


     The information contained in the tables entitled "Statistics Date Adjustable Group 1 Loan Principal Balances", "Range of Adjustable Group 1 Margins", "Statistics Data Fixed Group 1 Loan Principal Balances" and "Statistics Date Group 2 Loan Principal Balances" under the heading "The Mortgage Pools" on pages 45, 48, 50 and 56, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1998, the Mortgage Loan Balances and margins of the Mortgage Loans:




                                             Adjustable Group 1 Loan Principal Balances as of December 31, 1998


                                                           Number of                                          % of Adjustable
                                                          Adjustable                                         Group 1 Loans by
                  Range of Principal Balances            Group 1 Loans               Principal Balance       Principal Balance
--------------------------------------------------     ------------------     ----------------------------- ------------------
$          0.00 -     49,999.99..................               26                $         842,222.22              0.24%
$     50,000.00 -     54,999.99..................                3                          156,887.68              0.04%
$     55,000.00 -     59,999.99..................                3                          170,069.17              0.05%
$     60,000.00 -     74,999.99..................               10                          680,690.74              0.19%
$     75,000.00 -     99,999.99..................               34                        3,141,020.04              0.88%
$    100,000.00 -    149,999.99..................               84                       10,276,644.21              2.88%
$    150,000.00 -    199,999.99..................               93                       16,541,198.00              4.64%
$    200,000.00 -    249,999.99..................              107                       23,692,427.96              6.65%
$    250,000.00 -    299,999.99..................               97                       27,302,257.13              7.68%
$    300,000.00 -    349,999.99..................               82                       26,132,411.62              7.36%
$    350,000.00 -    399,999.99..................               46                       17,123,393.75              4.81%
$    400,000.00 -    449,999.99..................               39                       16,572,762.39              4.65%
$    450,000.00 -    499,999.99..................               27                       12,787,296.08              3.59%
$    500,000.00 -    549,999.99..................               29                       15,071,249.03              4.23%
$    550,000.00 -    599,999.99..................               21                       12,042,526.69              3.38%
$    600,000.00 -    649,999.99..................               17                       10,620,855.60              2.98%
$    650,000.00 -    699,999.99..................               22                       14,839,964.33              4.17%
$    700,000.00 -    749,999.99..................               12                        8,804,315.18              2.47%
$    750,000.00 -    799,999.99..................               11                        8,570,817.68              2.41%
$    800,000.00 -    849,999.99..................                8                        6,568,952.24              1.84%
$    850,000.00 -    899,999.99..................                7                        6,167,062.29              1.73%
$    900,000.00 -    949,999.99..................                6                        5,514,301.62              1.55%
$    950,000.00 -    999,999.99..................               12                       11,852,656.73              3.33%
$1,000,000.00 -    1,099,999.99..................               15                       15,227,372.98              4.27%
$1,100,000.00 -    1,199,999.99..................                7                        8,023,022.35              2.25%
$1,200,000.00 -    1,299,999.99..................                9                       11,235,112.86              3.15%
$1,300,000.00 -    1,399,999.99..................                2                        2,649,034.89              0.74%
$1,400,000.00 -    1,499,999.99..................                6                        8,693,304.73              2.44%
$1,500,000.00 -    1,599,999.99..................                3                        4,513,201.57              1.27%
$1,600,000.00 -    1,699,999.99..................                2                        3,220,000.00              0.90%
$1,700,000.00 -    1,799,999.99..................                1                        1,749,000.03              0.49%
$1,800,000.00 -    1,899,999.99..................                1                        1,878,000.00              0.53%
$1,900,000.00 -    1,999,999.99..................                3                        5,893,284.96              1.65%
$2,000,000.00 -    2,099,999.99..................                5                       10,134,275.50              2.84%
$2,400,000.00 -    2,499,999.99..................                1                        2,498,951.62              0.70%
$2,500,000.00 -    2,599,999.99..................                2                        5,000,000.00              1.40%
$2,700,000.00 -    2,799,999.99..................                1                        2,750,000.00              0.77%
$3,000,000.00 or Higher..........................                4                       17,290,644.96              4.85%
                                                            ------------------   --------------------------  ---------------------
               TOTALS............................               858               $     356,227,188.83            100.00%
                                                            ==================   ==========================  =====================




                            Range of Adjustable Group 1 Margins as of December 31, 1998

                                      Number of                                     % of Adjustable
                                 Adjustable Group 1                                Group 1 Loans by
        Margin(1)                       Loans               Principal Balance      Principal Balance
--------------------------     ----------------------      ------------------      ----------------

                  -0.250%               84                 $ 112,242,522.66              31.51%
                  -0.125%              117                   72,621,749.50               20.39%
                   0.000%              328                  109,009.446.34               30.60%
                   0.250%              203                   41,134,178.30               11.55%
                   0.500%              121                   14,384,237.28                4.04%
                   0.750%                2                      472,476.37                0.13%
                   1.000%                1                      112,578.39                0.03%
                   1.500%                2                    6,249,999.99                1.75%
                                         -                    ------------              -------
                  TOTALS               858                 $356,227,188.83              100.00%
                                       ===                 ===============              =======

-------------------------
(1)    The Margin is added to or subtracted from (as indicated) the applicable Prime Index to arrive at the Mortgage Rate, except when the Margin is equal to or greater than 1.50%, in which case it is added to the applicable Six-Month LIBOR Index; provided that the
       Underlying Mortgage Rate will not exceed 12.00%, 15.00% or 18.00%
       per annum, as applicable. See "Summary of the Terms of the Class A
       Certificates--Group 1 Loans" and "MLCC and its Mortgage
       Programs--PrimeFirst and Fixed Rate Mortgage Loans" herein.





                                               Fixed Group 1 Loan Principal Balances as of December 31, 1998


                                                                                                        % of Fixed Group 1
                                                 Number of                                                   Loans by
     Range of Principal Balances           Fixed Group 1 Loans              Principal Balance           Principal Balance
--------------------------------------    --------------------           ---------------------       -----------------------
$     75,000.00 or Lower                              1                    $     47,111.83                     0.65%
$     75,000.00 -  99,999.99..........                1                          87,575.68                     1.21%
$100,000.00 - 149,999.99..............                1                         129,581.59                     1.79%
$150,000.00 - 199,999.99..............               10                       1,793,011.96                    24.77%
$200,000.00 - 249,999.99..............                6                       1,331,602.35                    18.38%
$250,000.00 - 299,999.99..............                4                       1,058,469.35                    14.61%
$300,000.00 - 349,999.99..............                2                         652,123.97                     9.00%
$350,000.00 - 399,999.99..............                1                         386,279.34                     5.33%
$450,000.00 - 499,999.99..............                1                         450,141.66                     6.21%
$550,000.00 - 699,999.99..............                1                         559,954.44                     7.73%
$700,000.00 - 799,999.99..............                1                         747,818.45                    10.32%

                                           -------------------          ---------------------           ---------------------
                   TOTALS                             29                   $  7,243,670.62                   100.00%
                                           ===================          =====================           =====================






                                                  Group 2 Loan Principal Balances as of December 31, 1998

                                                                                                    % of Group 2
                                                     Number of                                        Loans by
                Range of Principal Balances        Group 2 Loans      Principal Balance            Principal Balance
-----------------------------------------------   ---------------    --------------------        --------------------
$         4,999.99 or Lower                              80               $  181,197.14                    0.22%
$      5,000.00 -       9,999.99...............          94                  694,615.32                    0.83%
$     10,000.00 -      14,999.99...............         124                1,536,324.45                    1.83%
$     15,000.00 -      19,999.99...............         116                2,034,793.10                    2.43%
$     20,000.00 -      24,999.99...............         120                2,718,979.60                    3.25%
$     25,000.00 -      29,999.99...............         126                3,495,341.55                    4.17%
$     30,000.00 -      34,999.99...............          97                3,167,572.82                    3.78%
$     35,000.00 -      39,999.99...............         111                4,159,536.12                    4.97%
$     40,000.00 -      44,999.99...............          92                3,920,557.19                    4.68%
$     45,000.00 -      49,999.99...............         113                5,365,056.44                    6.41%
$     50,000.00 -      54,999.99...............          47                2,474,547.04                    2.95%
$     55,000.00 -      59,999.99...............          58                3,353,165.95                    4.00%
$     60,000.00 -      64,999.99...............          52                3,259,523.65                    3.89%
$     65,000.00 -      69,999.99...............          41                2,766,529.84                    3.30%
$     70,000.00 -      74,999.99...............          50                3,624,090.08                    4.33%
$     75,000.00 -      99,999.99...............         136               11,875,762.86                   14.18%
$    100,000.00 -     149,999.99...............          76                9,243,984.77                   11.04%
$    150,000.00 -     199,999.99...............          24                4,241,613.91                    5.06%
$    200,000.00 -     249,999.99...............          13                3,004,828.87                    3.59%
$    250,000.00 -     299,999.99...............          14                3,975,489.41                    4.75%
$    300,000.00 -     349,999.99...............          10                3,253,898.51                    3.89%
$    350,000.00 -     449,999.99...............           1                  368,042.17                    0.44%
$    450,000.00 -     499,999.99...............           2                  955,555.70                    1.14%
$    500,000.00 -     549,999.99...............           1                  524,550.00                    0.63%
$    550,000.00 -     599,999.99...............           1                  576,241.41                    0.69%
$    600,000.00 -     899,999.99...............           1                  623,494.77                    0.74%
$    900,000.00 -     949,999.99...............           1                  941,372.11                    1.12%
$1,400,000.00 -     1,499,999.99...............           1                1,418,440.93                    1.69%
                                                     -------------     ---------------------        --------------------
TOTALS     .....................                      1,602             $83,755,105.71                  100.00%
                                                     =============     =====================        ====================



     Additionally, the information contained in the tables entitled "Group 1 Certificate Characteristics" and "Group 2 Certificate Characteristics" under the heading "Description of the Pooled Certificates--General" on pages 30 and 32, respectively, of the Prospectus are hereby updated to indicate, as of December 31, 1998, the Certificate Characteristics:


                                                                     Subordinate 1994A
                                                Group 1 Certificate Characteristics as of December 31, 1998



                   Parties to                                   Original                                             Current
                     Pooling      Type                           Senior          Original                            Senior
           Month       and         of        Original           Mortgage          Pooled           Current          Mortgage
            of      Servicing   Mortgage       Pool           Certificates     Certificates          Pool         Certificates
 Series  Servicing  Agreement     Loan       Balance            Balance           Balance         Balance(1)       Balance(1)
 ------  ---------  ---------   --------     --------       --------------    --------------    -------------      -----------
1991F      6/91        (3)        (4)     $  275,922,834    $  267,645,149    $   8,277,685    $   52,667,084    $  27,144,222
1992A      2/92        (3)        (4)     $  254,696,872    $  247,692,708    $   7,004,164    $   40,180,326    $  17,217,135
1992C      5/92        (3)        (4)     $  192,556,636    $  188,223,000    $   4,333,636    $   34,234,798    $  19,311,162
1992F      8/92        (3)        (4)     $  307,013,073    $  297,802,000    $   9,211,073    $   61,008,810    $  51,797,737
1993B      2/93        (3)        (4)     $  287,950,988    $  278,600,000    $   9,350,988    $   52,392,864    $  43,041,876
1993C      3/93        (3)        (4)     $  272,072,855    $  264,585,000    $   7,487,855    $   56,824,095    $  49,336,240
1993E      6/93        (3)        (4)     $  226,724,904    $  221,241,592    $   5,483,312    $   66,162,882    $  60,679,570
                                          -------------- -------------- ------------- -------------- ------------- ------------
Totals                                    $1,816,938,162 $1,765,789,449 $  51,148,713 $  363,470,859 $ 268,527,942 $ 37,242,230
                                          ============== ============== ============= ============== ============= ============



                                  Original         Current        Current
                                   Pooled           Pooled         Pooled
                                 Certificates    Certificates    Certificates
                                  Balance           Balance        Balance                                      Mortgage
                 Current           as a % of        as a %        as a % of                                     Loans in
                  Pooled           Original       of Current         the            30-59            60+          Fore-
               Certificates          Pool            Pool        Respective      Day Delin-       Day Delin-     closure
Series          Balance(1)          Balance         Balance        Total(1)      quencies(1)     quencies(1)        (1)
------         ------------      ------------    ------------    -----------     -----------     -----------    ---------
1991F         $5,602,858 (5)       3.00%             10.64%         15.04%       $  1,901,000     $    599,479     0 $
1992A         $4,839,096 (5)       2.75%             12.04%         12.99%       $          0     $          0     3 $
1992C         $1,786,725 (5)       2.25%              5.22%          4.80%       $    372,060     $          0     3 $
1992F         $  2,691,396         3.00%              4.41%          7.23%       $    975,551     $  1,919,473     1 $
1993B         $  9,350,988         3.25%             17.85%         25.11%       $  1,903,618     $  2,600,540     1 $
1993C         $  7,487,855         2.75%             13.18%         20.11%       $  1,492,303     $  4,013,202     3 $
1993E         $  5,483,312         2.42%              8.29%         14.72%       $  6,988,866     $  3,180,000     1 $
              --------------      ------------    -----------     -----------    ------------     ------------    --------
Totals        $ 37,242,230         2.82%             10.25%        100.00%       $ 13,633,398     $ 12,312,694    12 $
              ==============      ============    ===========     ===========    ============     =============   =========


                                     CPR
              Principal            for the
              Balance of           Mortgage
                Loans in             Loans
               Foreclosure            in the
Series             (1)              Series(2)
------         -----------         ---------
1991F                  0            19.60%
1992A          2,502,967            23.40%
1992C          2,049,984            22.80%
1992F            299,762            22.30%
1993B             99,866            25.00%
1993C          1,868,852            23.50%
1993E          6,000,000            19.60%
               ------------         --------
Totals         12,821,431            N/A
               ============         ========


--------------------

(1)   As of December 31, 1998 (after the January 15, 1999 distribution).
(2)   The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1998.
(3)   Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as
      Servicer, and Bankers Trust Company of California, N.A. (in the
      case of Series 1991F, Bank of America National Trust and Savings
      Association), as Underlying Trustee.
(4)   The Mortgage Loans in all Series are adjustable rate PrimeFirst loans, except that Series 1993E contains
      $7,243,671 principal amount of fixed rate Mortgage Loans as of December 31, 1998.  See "The Mortgage Pools--Group 1 Loans."
(5)   Commencing with the January 18, 1994 Underlying Distribution Date, the Pooled Certificates will receive, as a distribution of principal, the excess interest, if any, available in respect of such Series that is not required to be distributed to the Senior
      Mortgage Certificates of such Series.




Subordinate 1994A
                                                   Group 2 Certificate Characteristics as of December 31, 1998




                         Parties to                                                    Original
                          Pooling          Type                                         Senior          Original
              Month         and             of         Distribution     Original       Mortgage          Pooled        Current
               of        Servicing       Mortgage         of Lien         Pool       Certificates     Certificates       Pool
  Series     Issuance     Agreement        Loan          Priority       Balance         Balance          Balance      Balance(1)
  ------   ----------    ----------      -------       ------------     -------      -------------    ------------    -----------
  1992-1      9/92          (3)          (5)               (6)         $321,511,670    $305,436,000    $16,075,670    $58,641,000
  Totals                                                               $321,511,670    $305,436,000    $16,075,670    $58,641,000
                                                       ============    ============    ============    ===========    ===========



                                              Original        Current          Current
A:                                               Pooled        Pooled           Pooled
                                            Certificates    Certificates     Certificates
                                               Balance        Balance           Balance
                Senior         Current        as a % of      as a % of         as a % of
              Mortgage         Pooled          Original        Current            the            30-59              60+
            Certificates    Certificates        Pool            Pool           Respective       Day Delin-        Day Delin-
   Series    Balance(1)      Balance(1)        Balance        Balance           Total(1)       quencies(1)       quencies(1)
   ------   ------------    -------------   ------------    ------------     ------------      ------------      -----------
   1992-1     $42,565,330    $16,075,670         5.00%         27.41%           100.00%         $839,092        $4,627,267
   Totals     $42,565,330    $16,075,670         5.00%         27.41%           100.00%         $839,092        $4,627,267
              ===========    ============    ============    ============     ============      ===========     ============


                                                     CPR
               Mortgage                             for the
               Loans in          Principal          Mortgage
                Fore-            Balance of          Loans
               closure            Loans in          in the
 Series          (1)           Foreclosure (1)     Series(2)
 ------      ----------        ---------------     ---------
 1992-1         12             $716,870               23.60%
 Totals         12             $716,870                N/A
             ==========       =================    =========

--------------------
(1)  As of December 31, 1998 (after the January 15, 1999 distribution).
(2)  The CPR is the constant rate of prepayment each month, expressed as per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month for the period from the creation of the Series to December 31, 1998.
(3)  Merrill Lynch Mortgage Investors, Inc., as depositor, MLCC, as Servicer, and Bankers Trust
     Company of California, N.A., as Underlying Trustee.
(4)  MLCC Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Equity Access Program."
(5)  Dime Revolving Credit Loans. See "MLCC and Its Mortgage Programs--Dime Revolving Credit Loans."
     Substantially all of the Mortgaged Properties securing the Dime Revolving Credit Loans are located in New York.
(6)  0.51% first lien and 99.49% second and third liens as of December 31, 1998.


                                    -----------------------------


                     The date of this Prospectus Supplement is April 1, 1999.
